Exhibit 99.3
PARAMOUNT SKYDANCE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 7, 2025 (the “Closing Date”), Paramount and Skydance became wholly-owned subsidiaries of Paramount Skydance Corporation, pursuant to the Transaction Agreement, dated as of July 7, 2024. For purposes of these unaudited pro forma condensed combined financial statements, references to Paramount Skydance Corporation or the “Company” reflect the combined company following the completion of the Transactions.

Also on the Closing Date, immediately prior to the consummation of the New Paramount Merger but substantially concurrently with the consummation of the PIPE Transaction described below, pursuant to the purchase and sale agreement dated July 7, 2024, the NAI Equity Investors purchased all of the outstanding equity interests of NAI from the NAI Shareholders (the “NAI Transaction”). In connection with the NAI Stock Purchase Agreement, at the closing of the Transactions and the NAI Transaction, the NAI Equity Investors received, indirectly via their ownership of NAI, 31.5 million shares of Class A Common Stock and 32.0 million shares of Class B Common Stock.

Immediately prior to the consummation of the New Paramount Merger but substantially concurrently with the Closing, the PIPE Equity Investors completed the previously announced private placement investment in Paramount Skydance Corporation (the “PIPE Transaction”) contemplated by the Subscription Agreements, dated as of July 7, 2024, by and among Paramount, Paramount Skydance Corporation and each of the PIPE Equity Investors. Pursuant to the Subscription Agreements, the PIPE Equity Investors purchased, for aggregate consideration of $6.0 billion (less an aggregate subscription discount of approximately $29.0 million) the following: (i) 400 million shares of Class B Common Stock (the “PIPE Shares”), at a purchase price of $15.00 per share (less the aggregate subscription discount of $29.0 million) and (ii) in the case of the PIPE Equity Investors that are also NAI Equity Investors, an aggregate of 200 million warrants, each to subscribe for one share of Class B Common Stock per warrant at an initial exercise price of $30.50 per share (each, a “Warrant” and, collectively, the “Warrants”), with such underlying stock and exercise price subject to customary anti-dilution adjustments, and with an expiration date that is five years from the date of issuance of such warrants, in each case, pursuant to the terms of the Subscription Agreements. Based on the stockholder elections made prior to the completion of the Transactions, which were subject to a maximum cash amount, as further described below, approximately $4.5 billion of the proceeds from the PIPE Transaction were used to fund stockholder elections to receive the Class A Cash Consideration and Class B Cash Consideration. The remaining approximately $1.5 billion of cash proceeds from the PIPE Transaction were provided to Paramount Skydance Corporation as primary gross proceeds.

The Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2025 and Registration Statement on Form S-4 (File No. 333-282985), as amended, which was declared effective by the SEC on February 13, 2025, set forth certain additional information regarding the Transactions and the NAI Transaction. Capitalized terms used herein that are not otherwise defined shall have the meanings set forth in these filings.

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the PIPE Transaction, Pre-Closing Paramount Merger, New Paramount Merger, Skydance Merger and the NAI Transaction. The impact of these items on the outstanding shares and equity of Paramount Skydance Corporation is illustrated in Note 5. Other transactions contemplated by the Transaction Agreement do not have a direct impact on the unaudited pro forma condensed combined financial statements.

On August 6, 2025, at the Pre-Closing Paramount Merger Effective Time:

•Each share, other than any Pre-Closing Paramount Merger Cancelled Shares, of Paramount Class A Common Stock that was issued and outstanding was converted automatically into the right to receive one share of Class A Common Stock; and

•Each share, other than any Pre-Closing Paramount Merger Cancelled Shares, of Paramount Class B Common Stock that was issued and outstanding was converted automatically into the right to receive one share of Class B Common Stock.

On August 7, 2025, at the New Paramount Merger Effective Time:

•Each issued and outstanding share of Class A Common Stock that was held by a Specified Stockholder and was not a Cancelled Share remained issued and outstanding as a share of Class A Common Stock;

•Each issued and outstanding share of Class A Common Stock that was not held by a Specified Stockholder and was not a Cancelled Share and with respect to which an election to receive Class A Cash Consideration was properly made and not revoked by the holder thereof prior to the New Paramount Merger Effective Time in accordance with the requirements of the Transaction Agreement, was converted automatically into the right to receive the Class A Cash Consideration;

•Each issued and outstanding share of Class A Common Stock that was not held by a Specified Stockholder and was not a Cancelled Share and with respect to which (A) an election to receive Class A Stock Consideration was properly made and not revoked by the holder thereof prior to the New Paramount Merger Effective Time in accordance with the requirements of the Transaction Agreement or (B) neither an election to receive Class A Cash Consideration nor an election to receive Class A Stock Consideration was made by the holder thereof, was converted automatically into the right to receive the Class A Stock Consideration;

•Each issued and outstanding share of Class B Common Stock that was held by a Specified Stockholder or a PIPE Equity Investor and was not a Cancelled Share remained issued and outstanding as one share of Class B Common Stock;

•Each issued and outstanding share of Class B Common Stock that was not held by a Specified Stockholder or a PIPE Equity Investor and was not a Cancelled Share and with respect to which an election to receive Class B Cash Consideration was properly made and not revoked by the holder thereof prior to the New Paramount Merger Effective Time in accordance with the requirements of the Transaction Agreement was, subject to the proration mechanism described herein, converted automatically into the right to receive the Class B Cash Consideration; and

•Each issued and outstanding share of Class B Common Stock that was not held by a Specified Stockholder or a PIPE Equity Investor and was not a Cancelled Share and with respect to which (A) an election to receive the Class B Stock Consideration was properly made and not revoked by the holder thereof prior to the New Paramount Merger Effective Time in accordance with the requirements of the Transaction Agreement or (B) neither an election to receive Class B Cash Consideration nor an election to receive Class B Stock Consideration was made by the holder thereof remained issued and outstanding as one share of Class B Common Stock. Elections made for the Class B Cash Consideration were subject to a proration mechanism. The Class B Cash Consideration was prorated as necessary to ensure that the total number of shares of Class B Common Stock converted into the right to receive the Class B Cash Consideration was limited to the amount equal to the Class B Cash Cap divided by the Class B Cash Consideration. Since the holders of Paramount Class B Common Stock made cash elections in the aggregate equal to at least the Maximum Class B Cash Share Number, all other shares of Class B Common Stock (other than Cancelled Shares) remained issued and outstanding as shares of Class B Common Stock, and the Class B Cash Cap was allocated pro rata across all shares of Class B Common Stock electing to receive the Class B Cash Consideration.

Immediately prior to the Skydance Merger Effective Time, each award of Phantom Units (as defined in the Skydance 2019 Phantom Unit Plan, as amended from time to time) and each award of phantom units issued under the phantom unit plan adopted by Skydance Sports, LLC, that was issued and outstanding immediately prior to the Skydance Merger Effective Time (collectively, the “Skydance Phantom Units”) was cancelled and terminated and converted into the right to receive the applicable portion of the Skydance Merger Consideration, as described below.

Upon completion of the Skydance Merger on the Closing Date:

•Each Skydance Membership Unit and each Skydance Phantom Unit that was issued and outstanding immediately prior to the Skydance Merger Effective Time (other than any Skydance Membership Unit held, directly or indirectly, by Paramount Skydance Corporation or Skydance) was converted automatically into the right to receive the applicable portion of 316,666,667 (313,822,776 after reduction in connection with certain tax withholding requirements) shares of Class B Common Stock. Of such 313,822,776 shares of Class B Common Stock issued in the Skydance Merger, the Ellison family received, indirectly through entities they control, approximately 192 million shares.

Following the New Paramount Merger, NAI held 100.0% of the Company’s voting Class A Common Stock. Accordingly, at the time of the Skydance Merger, entities controlled by the Ellison family indirectly held approximately 77.5% of the Class A Common Stock through their collective approximate 77.5% ownership interest in NAI, and as a result also controlled Paramount.

The Skydance Merger is being accounted for as a transaction between entities under common control since, at the time of the Skydance Merger, the Ellison family controlled both Skydance and Paramount and is the ultimate parent of Paramount Skydance Corporation. The Ellison family either individually or through ownership of various entities (collectively, the “Ultimate Parent”) has controlled Skydance since the inception of Skydance Media, LLC on June 23, 2010, and the historical financial statements of Skydance reflect the cost basis of the Ellison family as a result. Paramount and Skydance are presented on a combined basis from the date common control was established, which occurred upon completion of the NAI Transaction and immediately prior to the completion of the Skydance Merger. As a transaction between entities under common control, the net assets are combined at the Ultimate Parent’s basis, which for Paramount is deemed to be the estimated fair value as of August 7, 2025, the date the NAI Transaction was completed. Since the net assets of Skydance are already at the Ultimate Parent’s basis, no adjustment to the fair value of net assets is necessary.

The unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Transactions and the NAI Transaction occurred on June 30, 2025. The unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the Transactions and the NAI Transaction occurred on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements are derived from the respective historical consolidated financial statements of Paramount and Skydance for each period presented, and reflect the assumptions and adjustments set forth in the accompanying explanatory notes.

The pro forma adjustments to adjust Paramount's assets, liabilities and noncontrolling interests to the Ultimate Parent's basis are based on Paramount Skydance Corporation’s preliminary estimates of fair value on the basis of information available to it as of the date of this document. The fair value estimates assumed herein may differ materially based upon the finalization of appraisals and other valuation analyses, which are expected no later than one year from the Closing Date. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions and the NAI Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following materials:

•the accompanying notes to the unaudited pro forma condensed combined financial statements;

•Paramount's historical unaudited consolidated financial statements and the notes thereto contained in Paramount’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed on July 31, 2025, and the historical audited consolidated financial statements and the notes thereto contained in Paramount's Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 26, 2025; and

•Skydance's historical unaudited consolidated financial statements for the six months ended June 30, 2025 and historical audited consolidated financial statements and the notes thereto for the year ended December 31, 2024, which are included in the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2025.

PARAMOUNT SKYDANCE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT JUNE 30, 2025
(In millions)

	Historical		Pro Forma Adjustments
	Paramount Global	Skydance, Adjusted (2)	Transaction Accounting Adjustments		Intercompany Transactions (4)	Adjustments to Paramount's Basis		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$2,739	$274	$1,517	(5c)	$—	$—		$3,722
			(43)	(5i)
			(720)	(6e)
			(45)	(6f)
Receivables, net	6,291	362	—		(23)	—		6,630
Programming and other inventory	1,519	—	—		—	—		1,519
Prepaid expenses and other current assets	1,568	301	4	(7a)	(31)	—		1,842
Total current assets	12,117	937	713		(54)	—		13,713
Property and equipment, net	1,494	22	—		—	637	(3a)	2,153
Programming and other inventory	13,812	1,602	—		(53)	(263)	(3b)	15,098
Goodwill	10,488	40	—		—	(9,552)	(3c)	976
Intangible assets, net	2,249	—	—		—	4,493	(3d)	6,742
Operating lease assets	922	190	—		—	(32)	(3e)	1,080
Deferred income tax assets, net	1,354	—	113	(7a)	—	(270)	(3f),(7b)	1,197
Other assets	2,490	182	—		(5)	—		2,667
Total Assets	$44,926	$2,973	$826		$(112)	$(4,987)		$43,626
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$822	$44	$—		$(25)	$—		$841
Accrued expenses	1,727	67	216	(6a-6b)	—	—		2,010
Participants’ share and royalties payable	2,642	98	—		(45)	—		2,695
Accrued programming and production costs	1,381	86	—		(16)	—		1,451
Advances from related party	—	45	(45)	(6f)	—	—		—
Deferred revenues	753	680	—		—	—		1,433
Debt	346	2	—		—	(1)	(3g)	347
Other current liabilities	1,059	16	(21)	(7a)	—	(2)	(3e)	1,052
Total current liabilities	8,730	1,038	150		(86)	(3)		9,829
Long-term debt	14,168	721	(720)	(6e)	—	(895)	(3g)	13,274
Participants’ share and royalties payable	1,247	57	—		(50)	—		1,254
Pension and postretirement benefit obligations	1,097	—	—		—	207	(3h)	1,304
Deferred income tax liabilities, net	34	—	—		—	343	(3f),(7c)	377
Operating lease liabilities	993	176	—		—	(9)	(3e)	1,160
Program rights obligations	183	—	—		—	—		183
Other liabilities	1,363	252	—		—	1,195	(3i)	2,810

Stockholders’ equity:
Skydance Media members' equity	—	1,428	(1,428)	(5h)	—	—		—
Common stock	1	—	—	(5a)	—	—		1
Additional paid-in-capital	33,455	—	1,428	(5h)	—	6,132	(5e)	12,942
			1,517	(5c)		(6,651)	(5d)
			(22,958)	(5b)
			19	(5i)
Treasury stock	(22,958)	—	22,958	(5b)	—	—		—
Retained earnings (accumulated deficit)	7,626	(724)	(182)	(6d)	24	(7,551)	(5e)	(765)
			(62)	(5i)
			104	(7f)
Accumulated other comprehensive loss	(1,419)	—	—		—	926	(5e)	—
						493	(5e)
Total Paramount Skydance Corporation stockholders' equity	16,705	704	1,396		24	(6,651)	(5d)	12,178
Noncontrolling interests	406	25	—		—	826	(3j)	1,257
Total Equity	17,111	729	1,396		24	(5,825)		13,435
Total Liabilities and Equity	$44,926	$2,973	$826		$(112)	$(4,987)		$43,626
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2025
(In millions, except per share amounts)

	Historical		Pro Forma Adjustments
	Paramount Global	Skydance, Adjusted (2)	Transaction Accounting Adjustments		Intercompany Transactions (4)	Adjustments to Paramount's Basis		Pro Forma
Revenues	$14,041	$539	$—		$(48)	$—		$14,532
Costs and expenses:
Operating	9,585	606	—		(60)	—		10,131
Selling, general and administrative	2,944	11	—		—	—		2,955
Depreciation and amortization	175	1	—		—	(44)	(3a)	611
						479	(3d)
Impairment charges	157	—	—		—	—		157
Restructuring and transaction- related items	266	35	—		—	—		301
Total costs and expenses	13,127	653	—		(60)	435		14,155
Gain on dispositions	35	—	—		—	—		35
Operating income (loss)	949	(114)	—		12	(435)		412
Interest expense, net	(361)	(2)	5	(6e)	—	(26)	(3g)	(384)
Other items, net	(76)	—	—		—	68	(5e)	(8)
Earnings (loss) from continuing operations before income taxes and equity in loss of investee companies	512	(116)	5		12	(393)		20
Provision for income taxes	(150)	—	40	(7d)	—	96	(7e)	(14)
Equity in loss of investee companies, net of tax	(140)	—	—		—	—		(140)
Net income (loss) from continuing operations	222	(116)	45		12	(297)		(134)
Net (earnings) loss attributable to noncontrolling interests	(13)	1	—		—	—		(12)
Net income (loss) from continuing operations attributable to Paramount Skydance Corporation	$209	$(115)	$45		$12	$(297)		$(146)

Net income (loss) from continuing operations per common share attributable to Paramount (Historical) and Paramount Skydance Corporation (Pro forma):
Basic	$.31							$(.13)
Diluted	$.31							$(.13)

Weighted average number of common shares outstanding:
Basic	673		422	(5j)				1,095
Diluted	679		422	(5j)		(6)	(5j)	1,095
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2024
(In millions, except per share amounts)

	Historical		Pro Forma Adjustments
	Paramount Global	Skydance, Adjusted (2)	Transaction Accounting Adjustments		Intercompany Transactions (4)	Adjustments to Paramount's Basis		Pro Forma
Revenues	$29,213	$1,137	$—		$(79)	$—		$30,271
Costs and expenses:
Operating	19,437	1,064	—		(94)	—		20,407
Programming charges	1,118	—	—		—	—		1,118
Selling, general and administrative	6,658	24	—		—	—		6,682
Depreciation and amortization	392	3	—		—	(85)	(3a)	1,266
						956	(3d)
Impairment charges	6,130	—	—		—	—		6,130
Restructuring, transaction- related items, and other corporate matters	747	62	217	(6a - 6c)	—	—		1,026
Total costs and expenses	34,482	1,153	217		(94)	871		36,629
Operating loss	(5,269)	(16)	(217)		15	(871)		(6,358)
Interest expense, net	(709)	(15)	9	(6e)	—	(52)	(3g)	(767)
Loss from investments	(17)	—	—		—	—		(17)
Other items, net	(182)	1	—		—	139	(5e)	(42)
Loss from continuing operations before income taxes and equity in loss of investee companies	(6,177)	(30)	(208)		15	(784)		(7,184)
Benefit from income taxes	305	—	140	(7d)	—	192	(7e)	637
Equity in loss of investee companies, net of tax	(291)	(1)	—		—	—		(292)
Net loss from continuing operations	(6,163)	(31)	(68)		15	(592)		(6,839)
Net earnings attributable to noncontrolling interests	(41)	(5)	—		—	—		(46)
Net loss from continuing operations attributable to Paramount Skydance Corporation	$(6,204)	$(36)	$(68)		$15	$(592)		$(6,885)

Net loss from continuing operations per common share attributable to Paramount (Historical) and Paramount Skydance Corporation (Pro forma):
Basic	$(9.36)							$(6.35)
Diluted	$(9.36)							$(6.35)

Weighted average number of common shares outstanding:
Basic	664		422	(5j)				1,086
Diluted	664		422	(5j)				1,086
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
(Tabular dollars in millions, except per share amounts)
1) BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial statements give effect to the completion of the Transactions, including the Skydance Merger, which is being accounted for as a transaction between entities under common control since, at the time of the Skydance Merger, the Ellison family controlled both Skydance and Paramount and is the Ultimate Parent of Paramount Skydance Corporation. For the purpose of determining the accounting treatment for the Skydance Merger, the Ellison family is comprised of Lawrence Ellison and David Ellison. David Ellison is the son of Lawrence Ellison, and Lawrence Ellison and David Ellison are immediate family members as a result. The Ellison family, either individually or through ownership of various entities has controlled Skydance since the inception of Skydance Media, LLC on June 23, 2010 and the historical financial statements of Skydance reflect the cost basis of the Ellison family as a result. As of June 30, 2025, the Ellison family owned approximately 67.0% of the membership interests and approximately 78.0% of the voting membership interests of Skydance. NAI had voting control of Paramount through its direct and indirect ownership of Paramount Class A Common Stock, of which it owned approximately 77.4% as of June 30, 2025. Holders of Paramount Class A Common Stock were entitled to one vote per share with respect to all matters on which the holders of Paramount common stock were entitled to vote. Holders of Paramount Class B Common Stock did not have voting rights. Pursuant to the NAI Transaction, which occurred immediately prior to the completion of the Skydance Merger, the NAI Equity Investors, including entities controlled by the Ellison family, acquired all of the outstanding equity interests of NAI, the controlling stockholder of Paramount, and, in turn, entities controlled by the Ellison family own approximately 77.5% of NAI. At the time of the Skydance Merger, entities controlled by the Ellison family indirectly held approximately 77.5% of the Class A Common Stock through their collective 77.5% ownership interest in NAI, and as a result also controlled Paramount. The pro forma adjustments relating to the Transactions are included in the "Transaction Accounting Adjustments" columns on the unaudited Pro Forma Condensed Combined Balance Sheet and the unaudited Pro Forma Condensed Combined Statements of Operations and are described in Notes 5, 6 and 7.

Paramount and Skydance are presented on a combined basis from the date common control was established, which occurred upon completion of the NAI Transaction and immediately prior to the completion of the Skydance Merger. As a transaction between entities under common control, the net assets are combined at the Ultimate Parent’s basis, which for Paramount is deemed to be the estimated fair value as of August 7, 2025, the date the NAI Transaction was completed. Since the net assets of Skydance are already at the Ultimate Parent’s basis, no adjustment to the fair value of net assets is necessary. The pro forma adjustments to record the net assets of Paramount at the current estimate of their fair value as of the date the NAI Transaction was completed are included in the "Adjustments to Paramount's Basis" columns on the unaudited Pro Forma Condensed Combined Balance Sheet and the unaudited Pro Forma Condensed Combined Statements of Operations and are described in Note 3.

Paramount has been identified as the predecessor entity to Paramount Skydance Corporation based on the relative size and fair value of Paramount and Skydance, and the fact that Paramount was an existing publicly traded company prior to the completion of the Transactions. No single factor was the sole determinant in the overall conclusion that Paramount is the predecessor; rather all factors were considered in arriving at such conclusion.

The unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Transactions and the NAI Transaction occurred on June 30, 2025. The unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the Transactions and the NAI Transaction occurred on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements are derived from the respective historical consolidated financial statements of Paramount and Skydance for each period presented, and reflect the assumptions and adjustments set forth in the accompanying explanatory notes. The historical amounts for Skydance reflect reclassification adjustments to conform to Paramount Skydance Corporation’s presentation (see Note 2).

The preparation of the unaudited pro forma condensed combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions and the NAI Transaction had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such financial statements should not be relied upon as an indicator

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.
The pro forma adjustments to adjust Paramount's assets and liabilities to the Ultimate Parent's basis are based on Paramount Skydance Corporation’s preliminary estimates of fair value on the basis of information available to it as of the date of this document, as if the Transactions and NAI Transaction were completed on June 30, 2025. The fair value estimates assumed herein may differ materially based upon the finalization of appraisals and other valuation analyses, which are expected no later than one year from the Closing Date.
2) PRESENTATION OF HISTORICAL SKYDANCE
The historical financial information of Skydance included in the unaudited pro forma condensed combined financial statements reflects certain reclassifications to conform Skydance's historical financial information to Paramount Skydance Corporation’s presentation, which are presented in the tables below.
Balance Sheet Reclassifications

	At June 30, 2025
	Historical Skydance	Reclassification Adjustments	Historical Skydance, Adjusted
Assets
Current Assets:
Cash and cash equivalents	$274	$—	$274
Accounts and other receivables, net	390	(390)	—
Receivables, net	—	362	362
Prepaid expenses and other current assets	273	28	301
Total current assets	937	—	937
Property and equipment, net	22	—	22
Film costs, net	960	(960)	—
Television costs, net	537	(537)	—
Interactive costs, net	105	(105)	—
Programming and other inventory	—	1,602	1,602
Goodwill	40	—	40
Operating lease assets	190	—	190
Accounts and other receivables, net of current portion	141	(141)	—
Other assets	41	141	182
Total Assets	$2,973	$—	$2,973

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

	At June 30, 2025
	Historical Skydance	Reclassification Adjustments	Historical Skydance, Adjusted
Liabilities and Equity
Current Liabilities:
Accounts payable and accrued liabilities	$149	$(149)	$—
Accounts payable	—	44	44
Accrued expenses	—	67	67
Participants' share and royalties payable	—	98	98
Production costs payable	183	(183)	—
Accrued programming and production costs	—	86	86
Advances from related party	45	—	45
Deferred revenues	643	37	680
Debt	—	2	2
Lease liability	16	(16)	—
Other current liabilities	2	14	16
Total current liabilities	1,038	—	1,038
Bank borrowings	720	(720)	—
Long-term debt	—	721	721
Participants' share and royalties payable	—	57	57
Operating lease liabilities	176	—	176
Production costs payable	57	(57)	—
Other accrued liabilities	16	(16)	—
Other liabilities	237	15	252

Equity:
Skydance Media members' equity	1,428	—	1,428
Accumulated deficit	(724)	—	(724)
Total Skydance Media members’ equity	704	—	704
Noncontrolling interests	25	—	25
Total Equity	729	—	729
Total Liabilities and Equity	$2,973	$—	$2,973

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

Statements of Operations Reclassifications

	Six Months Ended June 30, 2025
	Historical Skydance	Reclassification Adjustments	Historical Skydance, Adjusted
Revenues	$539	$—	$539
Costs and expenses:
Film, television and interactive costs	575	(575)	—
Operating	—	606	606
General and administrative expenses	77	(77)	—
Selling, general and administrative	—	11	11
Depreciation and amortization	1	—	1
Restructuring and transaction-related items	—	35	35
Total costs and expenses	653	—	653
Operating loss	(114)	—	(114)
Interest expense, net	(2)	—	(2)
Net loss	$(116)	$—	$(116)

	Year Ended December 31, 2024
	Historical Skydance	Reclassification Adjustments	Historical Skydance, Adjusted
Revenues	$1,137	$—	$1,137
Costs and expenses:
Film, television and interactive costs	1,008	(1,008)	—
Operating	—	1,064	1,064
General and administrative expenses	142	(142)	—
Selling, general and administrative	—	24	24
Depreciation and amortization	3	—	3
Restructuring, transaction-related items, and other corporate matters	—	62	62
Total costs and expenses	1,153	—	1,153
Operating loss	(16)	—	(16)
Other loss	(1)	1	—
Interest expense, net	(15)	—	(15)
Foreign exchange gain	1	(1)	—
Other items, net	—	1	1
Equity in loss of investee companies, net of tax	—	(1)	(1)
Net loss	$(31)	$—	$(31)

3) ADJUSTMENTS TO PARAMOUNT’S BASIS
The NAI Transaction resulted in a change in control of Paramount that established a new accounting basis, which reflects the estimated fair value of Paramount as indicated by the NAI Transaction, the New Paramount Merger and the PIPE Transaction. The table below presents the calculation of the Ultimate Parent's basis in Paramount assuming the NAI Transaction, the New Paramount Merger and the PIPE Transaction occurred on June 30, 2025.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

Estimated value of NAI Transaction consideration attributable to Paramount common stock	$2,000	(a)

Cash paid to stockholders in the New Paramount Merger	4,454	(b)

Primary gross proceeds in the PIPE Transaction, net of subscription discount	1,517

Outstanding Paramount RSU Awards and Paramount PSU Awards	80	(c)

Remaining shares of Class B Common Stock	3,520	(d)
Paramount basis at June 30, 2025	$11,571
(a)In the NAI Transaction, the NAI Equity Investors purchased all of the outstanding equity interests of NAI. Based upon preliminary valuation analyses of NAI’s assets and liabilities at the time of this transaction, the estimated value attributable to the shares of Paramount common stock held by NAI is approximately $2.0 billion. The fair value estimates assumed herein may differ materially based upon the finalization of appraisals and other valuation analyses.

(b)Reflects cash paid to holders of Paramount Class A Common Stock and Paramount Class B Common Stock who elected to receive the Class A Cash Consideration and Class B Cash Consideration of $23.00 per share and $15.00 per share, respectively, in the Transactions. Such payout was funded by the $6.0 billion PIPE Transaction.
(c)Reflects the fair value of outstanding Paramount RSU Awards and Paramount PSU Awards attributable to employees’ service prior to the Transactions and the NAI Transaction. The fair value is based on the closing stock price of Paramount Class B Common Stock on August 6, 2025 of $11.04 per share. The remaining fair value of outstanding Paramount RSU Awards and Paramount PSU Awards, which were assumed by Paramount Skydance Corporation and converted into awards of restricted stock units covering an equivalent number of shares of Class B Common Stock, are being expensed over their remaining vesting periods.
(d)Reflects 318.8 million shares of Class B Common Stock owned by holders of Paramount Class A and Class B Common Stock following the New Paramount Merger, other than those held directly or indirectly by NAI or its affiliates, not converted into cash, valued at the closing stock price of Paramount Class B Common Stock on August 6, 2025 of $11.04 per share. Certain holders of Paramount Class A Common Stock received the Class A Stock Consideration, which resulted in the conversion of 2.0 million shares of Paramount Class A Common Stock into approximately 3.1 million shares of Class B Common Stock, based on the exchange ratio of one share of Class A Common Stock to 1.5333 shares of Class B Common Stock.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

The unaudited Pro Forma Condensed Combined Balance Sheet includes the following pro forma adjustments to present the Paramount net assets at the Ultimate Parent's basis:

	Adjustment to Historical Basis
Assets:
Property and equipment, net	$637	(3a)
Programming and other inventory	(263)	(3b)
Goodwill	(9,552)	(3c)
Intangible assets, net
FCC licenses	496	(3d)
Trade names	1,317	(3d)
Affiliate relationships	1,016	(3d)
Subscriber relationships	1,080	(3d)
Franchises	326	(3d)
Developed technology	258	(3d)
Operating lease assets	(32)	(3e)
Deferred income tax assets, net	(270)	(3f)
Total assets	$(4,987)

Liabilities:
Debt (current)	$(1)	(3g)
Other current liabilities	(2)	(3e)
Long-term debt	(895)	(3g)
Pension and postretirement benefit obligations	207	(3h)
Deferred income tax liabilities, net	343	(3f)
Operating lease liabilities	(9)	(3e)
Other liabilities	1,195	(3i)
Total liabilities	$838

Noncontrolling interests	$826	(3j)

Total adjustment to Paramount basis	$(6,651)
(3a) The pro forma increase reflects the estimated incremental fair value of Paramount’s property and equipment, principally owned land and buildings, of $704 million, partially offset by the reversal of the net book value of developed technology as of June 30, 2025 of $67 million. Developed technology is recorded at its estimated fair value within “Intangible assets, net” and the related expense, which has historically been recorded in depreciation expense, is recorded in intangible asset amortization expense. See (3d) below. As a result, the pro forma adjustments to "Depreciation and amortization" on the unaudited Pro Forma Condensed Combined Statements of Operations include a reduction to depreciation expense of $44 million and $85 million for the six months ended June 30, 2025 and year ended December 31, 2024, respectively, as a result of the reclassification of depreciation expense for developed technology and lower depreciation related to the fair value adjustment to Paramount’s owned real estate, primarily reflecting an increase in the value of land, which is not depreciated. No changes to the useful lives of Paramount’s property and equipment are expected in connection with the changes to Paramount’s basis.
(3b) Adjustment to reflect programming assets at their estimated fair value. The unaudited Pro Forma Condensed Combined Statements of Operations do not include any pro forma adjustments to “Operating expenses” as it is not practicable to estimate the impact of the fair value adjustments on historical content amortization expense. Paramount’s content portfolio at any point in time is

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

comprised of numerous assets with a different mix of useful lives and amortization patterns that limit the comparability of the content portfolio as of the closing of the Transactions to the content portfolio as of prior historical periods.

(3c) Reflects the reversal of the historical Paramount goodwill balance of $10,488 million, partially offset by the establishment of new goodwill of $936 million, which is calculated as the difference between the total adjustment to Paramount’s basis and the adjustments for identifiable tangible and intangible net assets based on the preliminary fair value estimates assumed herein.

(3d) FCC licenses are intangible assets with indefinite lives and, as such, no amortization is reflected in the unaudited Pro Forma Condensed Combined Statements of Operations. Identified finite-lived intangible assets and the related estimated useful lives are as follows:

Intangible assets	Estimated straight-line amortization period
Trade names	10-20 years
Affiliate relationships	2-3 years
Subscriber relationships	2 years
Franchises	20 years
Developed technology	3-5 years

The pro forma adjustments to "Depreciation and amortization" on the unaudited Pro Forma Condensed Combined Statements of Operations of $479 million and $956 million for the six months ended June 30, 2025 and year ended December 31, 2024, respectively, reflect the net incremental amortization expense related to the intangible assets, including developed technology, which has historically been included in depreciation expense. A 10% change in the valuation of finite-lived intangible assets would result in a corresponding increase or decrease in expense of approximately $49 million and $98 million for the six months ended June 30, 2025 and year ended December 31, 2024, respectively, based on the estimated useful lives described above.
(3e) "Operating lease assets" and "Operating lease liabilities," including the current portion, which is recorded within "Other current liabilities," have been adjusted to the estimated fair value using Paramount's incremental borrowing rate as of the closing of the Transactions.
(3f) The estimated tax impacts of the pro forma adjustments to reflect Paramount’s assets, liabilities and noncontrolling interests at the Ultimate Parent's basis in the unaudited Pro Forma Condensed Combined Balance Sheet and the related adjustments in the unaudited Pro Forma Condensed Combined Statements of Operations are reflected using the estimated deferred tax rates of the combined company. See Note 7.
(3g) The pro forma adjustment to "Long-term debt" reflects the removal of net unamortized discount and unamortized deferred financing costs ("debt issuance costs") totaling $463 million offset by a reduction of $1,359 million to adjust debt to its fair value, which is determined based on quoted prices in active markets. The pro forma adjustments to "Interest expense, net” of $26 million and $52 million for the six months ended June 30, 2025 and year ended December 31, 2024, respectively, reflect the amortization of this fair value adjustment partially offset by the removal of the amortization of debt issuance costs. A 1% change in the fair value of debt would result in a corresponding increase or decrease in interest expense of approximately $8 million and $16 million for the six months ended June 30, 2025 and year ended December 31, 2024, respectively.
(3h) Adjustment to increase Paramount’s pension and postretirement benefit plan liabilities, which reflects an increase in projected benefit obligations, net of the fair value of plan assets, due to remeasurement based on actuarial assumptions, including discount rate and expected rates of return on plan assets, as of the closing of the Transactions.
(3i) “Other liabilities” includes an adjustment to reflect the fair value of Paramount Global’s estimated contingent liabilities, principally for the defense and settlement of lawsuits claiming various personal injuries related to exposure to asbestos and other materials allegedly caused by products manufactured by Westinghouse, a predecessor operation, as well as claims from federal and state environmental

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

regulatory agencies and other entities asserting liability for environmental cleanup costs and related damages. “Other liabilities” also reflects an adjustment to establish liabilities for unfavorable contractual arrangements.
(3j) The adjustment to increase noncontrolling interest to its estimated fair value is based on expected future cash flows.
The above pro forma adjustments to the unaudited Pro Forma Condensed Combined Balance Sheet are based on Paramount Skydance Corporation’s preliminary estimates of fair value on the basis of information available to it as of the date of this document, as if the Transactions and NAI Transaction were completed on June 30, 2025, while the above pro forma adjustments to the unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the Transactions and the NAI Transaction occurred on January 1, 2024, the beginning of the earliest period presented. The fair value estimates assumed herein may differ materially based upon the finalization of appraisals and other valuation analyses, which are expected no later than one year from the Closing Date.
4) INTERCOMPANY TRANSACTIONS
Transactions between Paramount and Skydance primarily include the co-production of feature film and television content and Paramount's distribution of certain feature films on behalf of Skydance. The unaudited pro forma condensed combined financial statements have been adjusted to eliminate transactions between Paramount and Skydance, primarily consisting of Skydance’s revenues and Paramount’s participation expenses related to Skydance’s co-participant share of revenues earned on feature film and television productions and receivables and payables accrued by each party in connection with the co-production relationships. Additionally, the unaudited Pro Forma Condensed Combined Statements of Operations include adjustments to the amortization of production costs and expensing of participation and residual costs for feature film and television co-production titles to reflect the application of the individual-film-forecast-computation method based on the combined company’s estimate of ultimate revenues for such titles. The pro forma adjustment to “Retained earnings (accumulated deficit)” on the unaudited Pro Forma Condensed Combined Balance Sheet was the result of timing differences between Paramount’s accrual of participations expense to Skydance in the period the related revenue is earned and Skydance’s recognition of its share of this revenue and corresponding amortization of production costs when Paramount subsequently remits the participations payments following the collection of receivables due from licensees.
5) ISSUANCE AND CONVERSION OF SHARES AND RELATED ACTIVITY
The unaudited Pro Forma Condensed Combined Balance Sheet reflects the below impacts of the Transactions on Class A Common Stock and Class B Common Stock.
•Pre-Closing Paramount Merger — On the day immediately prior to the Closing Date, each issued and outstanding share of Paramount Class A Common Stock was converted automatically into the right to receive one share of Class A Common Stock and each issued and outstanding share of Paramount Class B Common Stock was converted automatically into the right to receive one share of Class B Common Stock.

At the Pre-Closing Paramount Merger Effective Time, each share of Paramount common stock that was owned by Paramount as treasury stock was canceled and ceased to exist.

•PIPE Transaction — The PIPE Transaction included the issuance of 400 million shares of Class B Common Stock and, in the case of the NAI Equity Investors, 200 million warrants to subscribe for one share of Class B Common Stock at an initial exercise price of $30.50 per share, to the PIPE Equity Investors in exchange for $6.0 billion in cash (less an aggregate subscription discount of $29 million), pursuant to the PIPE Transaction.

Eligible holders of 7.2 million shares of Paramount Class A Common Stock elected to receive the Class A Cash Consideration and holders of Paramount Class B Common Stock made cash elections with respect to a number of shares of Paramount Class B Common Stock equal to at least the Maximum Class B Cash Share Number, and, therefore, proceeds of approximately $4.5 billion from the PIPE Transaction were used to fund stockholder elections to receive the Class A Cash Consideration and Class B Cash Consideration in the New Paramount Merger, as

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

described below. The remaining approximately $1.5 billion of primary gross proceeds (after giving effect to the subscription discount), was provided to Paramount Skydance Corporation.

•New Paramount Merger — Cash settlement of 7.2 million shares of Class A Common Stock at a price of $23.00 per share and cash settlement of 285.9 million shares of Class B Common Stock at a price of $15.00 per share for which holders of the shares elected to receive the Class A Cash Consideration and Class B Cash Consideration, respectively, was funded by approximately $4.5 billion of the PIPE Transaction proceeds. Elections made for the Class B Cash Consideration were subject to a proration mechanism. The cash-settled shares ceased to exist after the completion of the Transactions.

Holders of 2.0 million shares of Paramount Class A Common Stock elected to receive the Class A Stock Consideration or made no election, and as such received Class A Stock Consideration. Based on the exchange ratio of one share of Paramount Class A Common Stock to 1.533 shares of Class B Common Stock, 3.1 million shares of Class B Common Stock were issued as Class A Stock Consideration, resulting in a total net increase of 1.1 million shares to Paramount Skydance Corporation common stock issued and outstanding.

•Skydance Merger — Issuance of approximately 316.7 million (313.8 million after reduction in connection with certain tax withholding requirements) shares of Class B Common Stock to holders of Skydance Membership Units and Skydance Phantom Unit awards in connection with the Skydance Merger. For Skydance Membership Units that were held by Upstream Blocker Holders, the Blocker Contribution entitled these holders to receive their allocable portion of the 316.7 million shares in the Skydance Merger. After the Skydance Merger, there were no outstanding Skydance Membership Units other than those held by the Company in the Surviving Skydance Entity and there were no outstanding Skydance Phantom Units.

The table below calculates shares of Class A Common Stock and Class B Common Stock issued and outstanding after completion of the Transactions, based on shares of Paramount Class A Common Stock and Paramount Class B Common Stock outstanding on June 30, 2025, and the related par value.

Each share of Paramount Class A Common Stock converted to one share of Class A Common Stock in the Pre-Closing Paramount Merger		40.7
Each share of Paramount Class B Common Stock converted to one share of Class B Common Stock in the Pre-Closing Paramount Merger		633.5
Issuance to the PIPE Equity Investors of Class B common stock in exchange for proceeds from the PIPE Transaction	400.0
Cancellation of cash-settled Class A Common Stock in the New Paramount Merger	(7.2)
Cancellation of cash-settled Class B Common Stock in the New Paramount Merger	(285.9)
Conversion of each share of stock-settled Class A Common Stock to 1.5333 shares of Class B Common Stock in the New Paramount Merger	1.1
Issuance of Class B Common Stock to holders of Skydance Membership Units and Skydance Phantom Units in the Skydance Merger	313.8
Total share issuance, net of cancellations		421.8	(5j)
Total shares of Paramount Skydance Corporation common stock issued and outstanding after the Transactions		1,096.0

Par value of Paramount Skydance Corporation common stock issued after the Transactions (1,096.0 shares at $0.001 per share)		$1
Par value of Paramount common stock issued prior to the Transactions		1
Pro forma adjustment to Common stock		$—	(5a)
(5a) Assuming the Transactions closed on June 30, 2025, the par value of the issued Paramount common stock immediately prior to the Transactions would have been $674,200 and immediately after the Transactions

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

the par value of the issued Paramount Skydance Corporation common stock would have been $1,096,000. On a rounded basis, the par value of Paramount Skydance Corporation common stock is unchanged as a result of the Transactions, and therefore no pro forma adjustment was required to "Common stock" on the unaudited Pro Forma Condensed Combined Balance Sheet.

The following pro forma adjustments have been recorded to "Additional paid-in-capital" on the unaudited Pro Forma Condensed Combined Balance Sheet to reflect the impacts described above:

Cancellation of Paramount Treasury stock in the Pre-Closing Paramount Merger	$(22,958)	(5b)
Issuance of (i) shares of Class B Common Stock to the PIPE Equity Investors and (ii) warrants to purchase Class B Common Stock in the case of the NAI Equity Investors, each in exchange for proceeds from the PIPE Transaction	1,517	(5c)
Adjust Paramount net assets to the new Ultimate Parent’s estimated cost basis as a result of the NAI Transaction	(6,651)	(5d)
Reversal of Paramount historical equity as a result of the NAI Transaction	6,132	(5e)
Issuance of Class B Common Stock to holders of Skydance Membership Units in Skydance Merger in excess of existing equity value	2,007	(5f)
Difference between fair value of shares issued to holders of Skydance Membership Units in Skydance Merger and net assets of Skydance received	(2,007)	(5g)
Reclassification of Skydance Media members' equity to Additional paid-in-capital	1,428	(5h)
Issuance of Class B Common Stock to holders of Skydance Phantom Units in Skydance Merger	19	(5i)
Total pro forma adjustments to Additional paid-in-capital	$(20,513)
(5b) As of June 30, 2025, 503 million shares of Paramount Class B Common Stock were held in treasury. Each share of Paramount Class A and Class B Common Stock held as treasury stock or held directly by Paramount was cancelled prior to the automatic conversion of shares of Paramount Class A Common Stock and Paramount Class B Common Stock into the right to receive shares of Class A Common Stock and Class B Common Stock.
(5c) The increase of $1,517 million to "Cash and cash equivalents" and “Additional paid-in-capital” on the unaudited Pro Forma Condensed Combined Balance Sheet reflects the net impact of the $6.0 billion cash proceeds received from the PIPE Equity Investors in the PIPE Transaction less approximately $4.5 billion to fund stockholder elections to receive the Class A Cash Consideration and Class B Cash Consideration. The net proceeds received in the PIPE Transaction were reduced by a subscription discount of $29 million on the amount of primary gross proceeds.
(5d) As discussed in Note 3, the NAI Transaction resulted in a change in control of Paramount that establishes a new accounting basis, which reflects the fair value of Paramount as indicated by the NAI Transaction, the New Paramount Merger and the PIPE Transaction. The adjustment of $6,651 million offset by the adjustment of $1,517 million for the issuance of shares and warrants in the PIPE Transaction described in (5c) above reduces Paramount's equity from $16,705 million to the Ultimate Parent's estimated basis of $11,571 million.
(5e) As the NAI Transaction established a new basis for the net assets of Paramount, the unaudited Pro Forma Condensed Combined Balance Sheet reflects an adjustment to "Additional paid-in-capital" of $6,132 million to reverse Paramount’s historical equity accounts. This offsets the adjustment of $7,551 million to "Retained earnings (accumulated deficit)" to reverse Paramount’s historical retained earnings, and adjustments to "Accumulated other comprehensive loss" totaling $1,419 million, comprised of $926 million to reverse the accumulated net actuarial losses related to Paramount’s pension and other postretirement benefit plans and $493 million to reverse cumulative translation adjustments as of June 30, 2025. The pro forma adjustments to “Other items, net” of $68 million and $139 million reflect the reversal of the amortization of net actuarial losses for the six months ended June 30, 2025 and year ended December 31, 2024, respectively.
(5f) Reflects $3,435 million for the issuance of approximately 311.1 million shares of Class B Common Stock to holders of Skydance Membership Units (including the Ellison family and all other holders) at $11.04 per share

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

which was the closing stock price of Paramount Class B Common Stock on August 6, 2025, as consideration in the Skydance Merger, offset by the existing equity value of Skydance of $1,428 million. After the Skydance Merger there were no outstanding Skydance Membership Units other than those held by the Company in the surviving Skydance Entity. Based on the par value of Class B Common Stock of $.001 per share, on a rounded basis the exchange did not result in an adjustment to "Common stock" on the unaudited Pro Forma Condensed Combined Balance Sheet.
(5g) Reflects the impact resulting from the difference between the fair value of shares issued as consideration in the Skydance Merger to the Ellison family and all other holders of Skydance Membership Units and the net assets received, which are recorded at the historical basis of Skydance, and not the fair value of Paramount Class B Common Stock, as the net assets of Skydance and its noncontrolling interests already reflect the Ultimate Parent’s basis.

(5h) Reclassification of $1,428 million from "Skydance Media members' equity" to "Additional paid-in-capital" to reflect the exchange of Skydance Membership Units for shares of Class B Common Stock.
(5i) Reflects the issuance of approximately 5.6 million shares of Class B Common Stock to holders of Skydance Phantom Units (approximately 2.7 million shares after reduction in connection with certain tax withholding requirements). The issuance of these shares resulted in a net increase of $19 million to “Additional paid-in-capital” on the unaudited Pro Forma Condensed Combined Balance Sheet, which reflects the $62 million fair value of the Skydance Phantom Units when they became probable of vesting immediately prior to the Skydance Merger partially offset by a reduction of $43 million for withholding taxes remitted by the Company on behalf of the Skydance Phantom Unit holders. These adjustments to “Additional paid-in-capital” are offset by corresponding pro forma adjustments of $62 million to “Retained earnings (accumulated deficit)” for Skydance’s recognition of expense for the Skydance Phantom Units in its historical financial statements immediately prior to the Skydance Merger and $43 million to reduce “Cash and cash equivalents” for the withholding tax payment made in connection with the Skydance Merger. After the Skydance Merger there were no outstanding Skydance Phantom Units.
(5j) The weighted average number of common shares outstanding for the six months ended June 30, 2025 and year ended December 31, 2024 have each been adjusted to include 421.8 million shares to reflect the share issuances net of cancellations discussed above. All Paramount Options and Paramount RSU Awards were excluded from the calculation of historical and pro forma diluted net loss per common share ("EPS") for the year ended December 31, 2024 because their inclusion would have been antidilutive since a net loss was reported in the period. Paramount Options and Paramount RSU Awards totaling approximately 5 million were excluded from the calculation of historical diluted EPS for the six months ended June 30, 2025 because their inclusion would have been antidilutive in the period. The dilutive impact of Paramount Options and Paramount RSU Awards totaling approximately 6 million were excluded from the calculation of pro forma diluted EPS for the six months ended June 30, 2025 because their inclusion would have been antidilutive since there is a pro forma net loss for the period. Also excluded from the calculation of diluted EPS in each period were the 200 million warrants issued in the PIPE Transaction because their inclusion also would have been anti-dilutive in the period.
In addition, the impact of the assumed conversion of Paramount's 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock in periods prior to its conversion on April 1, 2024 is excluded in the calculation of diluted EPS for the year ended December 31, 2024 since it would have been antidilutive. As a result, in the calculation of diluted EPS for the year ended December 31, 2024, the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the period of $14 million are deducted from net loss from continuing operations.
6) OTHER TRANSACTION ACCOUNTING ADJUSTMENTS
Transaction-Related Items

Transaction-related costs of $24 million and $35 million were incurred by Paramount and Skydance, respectively, during the six months ended June 30, 2025 and are recorded within “Restructuring and transaction-related items” in the Paramount and Skydance “Historical” columns on the unaudited Pro Forma Condensed Combined Statement of Operations. Transaction-related costs of $62 million were incurred by each of Paramount and Skydance during the year ended December 31, 2024 and are recorded within “Restructuring, transaction-related items and other corporate matters” in the Paramount and Skydance “Historical” columns on the unaudited Pro Forma Condensed Combined Statement of Operations. Additionally, the historical Skydance financial statements for the year ended December 31, 2024 include $17 million of commitment fees recognized

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

within “Interest expense, net” in connection with secured backstop financing obtained by Skydance concurrent with the signing of the Transaction Agreement, which remained in effect until Paramount’s credit facility and standby letter of credit facility were amended on August 1, 2024 to revise the change of control provision such that the ownership structure of Paramount after giving effect to the Transactions and the NAI Transaction would not be an event of default that would give the lenders the right to accelerate any outstanding loans and terminate their commitments.

The unaudited pro forma condensed combined financial statements include adjustments for transaction-related costs incurred by Paramount from July 1, 2025 through the Closing Date, as well as transaction-related costs incurred by Skydance during this period for the benefit of the combined company. These costs and the corresponding adjustments to “Accrued expenses” on the unaudited Pro Forma Condensed Combined Balance Sheet and "Restructuring, transaction-related items, and other corporate matters" on the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024 are described in the table below.

	Accrued Expenses		Restructuring, Transaction-Related Items, and Other Corporate Matters
Transaction-related costs	$141	(6a)	$141	(6a)

Transaction-related bonuses	75	(6b)	75	(6b)

Stock-based compensation expense	—		1	(6c)

Total adjustment	$216	(6d)	$217

(6a) Comprised of $138 million incurred by Paramount and $3 million incurred by Skydance, consisting mainly of banking, legal, advisory and other professional fees.

(6b) Reflects $39 million and $36 million of cash-based transaction awards that became payable to employees of Skydance, including $25 million payable to David Ellison, and Paramount, respectively, upon completion of the Transactions.

(6c) At the Pre-Closing Paramount Merger Effective Time, each outstanding Paramount PSU Award was assumed by Paramount Skydance Corporation and converted into an award of restricted stock units covering an equivalent number of shares of Class B Common Stock with performance-based vesting conditions for performance periods not completed prior to the Pre-Closing Paramount Merger Effective Time deemed satisfied at target level. The incremental value associated with the modification of these awards, based on the difference between the fair value of the awards immediately prior to the modification and the fair value of the awards immediately after the modification (which occurred upon communication of the modified award terms on July 11, 2024 and reflects the closing stock price of $11.73 per share on that date) is approximately $2 million, of which $1 million is attributable to employees’ service prior to the closing of the Transactions and has been reflected as an adjustment to “Restructuring, transaction-related items, and other corporate matters” on the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024.
(6d) The reduction of $182 million to "Retained earnings (accumulated deficit)" on the unaudited Pro Forma Condensed Combined Balance Sheet reflects the impact from the transaction-related costs adjustment to “Accrued expenses” presented in the table above, which total $216 million, net of the related tax benefit, where applicable, of $34 million (see Note 7), calculated as follows:

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

At June 30, 2025
Transaction Accounting Adjustments
Transaction-related costs	$216
Less: Tax benefit	34
Impact on Retained earnings (accumulated deficit)	$182

Long-Term Debt

(6e) In connection with the closing of the Transactions, borrowings outstanding under Skydance's revolving credit facility were repaid in full. The repayment is reflected as decreases in the following accounts:
Balance Sheet Adjustments

At June 30, 2025
Transaction Accounting Adjustments
Cash and cash equivalents	$(720)
Long-term debt	$(720)

Statements of Operations Adjustments

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
	Transaction Accounting Adjustments	Transaction Accounting Adjustments
Interest expense, net	$5	$9

Advances from Related Party

(6f) In connection with the closing of the Transactions, advances received by Skydance from a Skydance shareholder for the purpose of providing cash for the payment of certain transaction costs were repaid in full. The repayment is reflected as decreases in the following accounts on the unaudited Pro Forma Condensed Combined Balance Sheet:

At June 30, 2025
Transaction Accounting Adjustments
Cash and cash equivalents	$(45)
Advances from related party	$(45)

7) INCOME TAXES
Skydance was treated as a partnership for U.S. federal income tax purposes and, as such, was generally not subject to U.S. federal entity-level income taxes. Rather, taxable income or loss of Skydance was included in the U.S. federal income tax returns of Skydance’s members. After the consummation of the Transactions, Paramount Skydance Corporation and certain subsidiaries are subject to U.S. federal, state and local income taxes with respect to taxable income of Skydance at the prevailing corporate tax rates. The tables below reflect the impacts on the unaudited pro forma condensed combined financial statements from the inclusion of Skydance in Paramount Skydance Corporation’s calculation of income taxes and the tax impacts of the pro forma adjustments described in Note 3 to reflect Paramount’s assets, liabilities and noncontrolling interests at the Ultimate Parent's basis and the transaction-related costs described in Note 6.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

Balance Sheet Adjustments

	At June 30, 2025
	Transaction Accounting Adjustments		Adjustments to Paramount's Basis
Prepaid expenses and other current assets	$4	(7a)	n/a
Deferred income tax assets, net	$113	(7a)	$(270)	(7b)
Other current liabilities	$(21)	(7a)	n/a
Deferred income tax liabilities, net	n/a		$343	(7c)
Retained earnings (accumulated deficit)	$104	(7f)	n/a
n/a - not applicable

Statements of Operations Adjustments

	Six Months Ended June 30, 2025				Year Ended December 31, 2024
	Transaction Accounting Adjustments		Adjustments to Paramount’s Basis		Transaction Accounting Adjustments		Adjustments to Paramount’s Basis
Benefit from (provision for) income taxes	$40	(7d)	$96	(7e)	$140	(7d)	$192	(7e)

(7a) The Transaction accounting adjustment to "Deferred income tax assets, net" as of June 30, 2025 reflects an increase of $104 million to establish deferred income taxes for Skydance and an increase of $9 million for the tax-deductible portion of the transaction-related costs discussed in Note 6. The tax-deductible portion of the transaction-related costs also resulted in an increase to “Prepaid expenses and other current assets” of $4 million and a decrease to “Other current liabilities” of $21 million, reflecting the impacts on prepaid income taxes and income taxes payable, respectively.

(7b) The adjustment to "Deferred income tax assets, net" as of June 30, 2025 relating to the adjustments to Paramount’s basis includes a reduction due to the reclassification of the deferred tax asset of $395 million discussed in note (7c) below, offset by an increase of $125 million for the reversal of Paramount’s valuation allowance on a deferred tax asset that is expected to be realized because of the increase in the deferred tax liabilities caused by the pro forma adjustments to Paramount’s basis.

(7c) The adjustment to “Deferred income tax liabilities, net” relating to the adjustments to Paramount’s basis includes an increase of $738 million for the deferred income tax impact of the pro forma adjustments described in Note 3 to reflect Paramount’s assets, liabilities and noncontrolling interests at the Ultimate Parent's basis, and includes a decrease of $395 million due to the reclassification of the deferred tax asset from “Deferred income tax assets, net.”

(7d) The Transaction accounting adjustments to "Benefit from (provision for) income taxes" for the six months ended June 30, 2025 and year ended December 31, 2024 reflect a decrease to the tax provision of $40 million and an increase to the tax benefit of $106 million, respectively, related to the inclusion of Skydance in Paramount Skydance Corporation’s calculation of income taxes. Also included in the adjustment to “Benefit from (provision for) income taxes” for the year ended December 31, 2024 is a tax benefit of $34 million related to the transaction-related costs described in Note 6.

(7e) The adjustments to "Benefit from (provision for) income taxes" for the six months ended June 30, 2025 and year ended December 31, 2024 reflect a decrease to the tax provision of $96 million and an increase to the tax benefit of $192 million, respectively, for the tax impacts of the pro forma adjustments to Paramount’s basis as if the Transactions and the NAI Transaction occurred on January 1, 2024.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(Tabular dollars in millions, except per share amounts)

(7f) The adjustment to “Retained earnings (accumulated deficit)” reflects the offsetting impact to the increase in “Deferred income tax assets, net” to establish the deferred income taxes for Skydance discussed in (7a) above.

The pro forma adjustments to “Deferred income tax assets, net” and “Deferred income tax liabilities, net” are based on the estimated deferred tax rates of the combined company. The actual deferred tax liabilities may differ materially based on changes resulting from finalizing the deferred tax rates for the combined company and finalizing the fair value adjustments for Paramount's assets, liabilities and noncontrolling interests that are not reasonably estimable for the purposes of the unaudited pro forma condensed combined financial statements.
All other income tax estimates and the related tax rates may also differ materially in periods subsequent to the consummation of the Transactions.